Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ASSIGNMENT, ASSUMPTION AND CONSENT

This ASSIGNMENT, ASSUMPTION AND CONSENT (this “Agreement”) is made as of March 30, 2026 (the “Effective Date”), by and between CoreWeave, Inc. (“Assignor”), CoreWeave Compute Acquisition Co. VIII, LLC, a wholly-owned subsidiary of Assignor (“Assignee”), and APLD ELN-03 LLC(“Landlord”).

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain Datacenter Lease Building 3, dated May 28, 2025, by and between Assignor and Landlord (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lease Agreement”) related to certain premises known as ELN03 located at 9663 87th Avenue SE, Ellendale, ND (“Premises”);

WHEREAS, Assignor desires to assign all of its rights and obligations as tenant under the Lease Agreement to Assignee, and Assignee desires to accept the assignment of such rights and obligations under the Lease Agreement from Assignor and to assume all of the obligations as tenant under the Lease Agreement (collectively, “Assignment”); and

WHEREAS, Landlord is willing to consent to the Assignment subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease Agreement.

2. Consent to Assignment. Subject to the provisions of this Agreement (including Section 3), Landlord hereby consents to: (a) Assignor’s assignment of its rights and obligations under the Lease Agreement to Assignee; and (b) Assignee’s assumption of Assignor’s rights and obligations under the Lease Agreement, both pursuant to and in accordance with this Agreement, as of the Effective Date.

3. No Modification, Waiver or Release. Notwithstanding any provision in this Agreement or the Lease Agreement to the contrary: (a) except as expressly set forth herein, this Agreement shall not be construed in any manner to amend, modify, waive or affect any of the provisions of or obligations under the Lease Agreement; and (b) Assignor shall not be released from, and Assignor shall be and remain responsible and liable for and bound by, the performance, satisfaction and observance of any and all tenant obligations and all other provisions and requirements of the Lease Agreement applicable to Assignor immediately prior to the entry into this Agreement.

4. Assignment. Effective as of the Effective Date pursuant to the terms hereof, subject to the provisions of this Agreement (including Section 3), Assignor hereby assigns, grants, conveys and transfers to Assignee all of Assignor’s rights and obligations under the Lease Agreement.

5. Assumption. Assignee hereby accepts the assignment described in Section 4 and assumes all of Assignor’s rights and obligations under the Lease Agreement and agrees to perform and fulfill all of the terms, covenants, conditions, and obligations imposed upon or applicable to the “Tenant” under the Lease Agreement in accordance with the terms thereof. It is agreed and understood that, after giving effect to this Agreement, any reference to “CoreWeave, Inc.” under the Lease Agreement shall be deemed to be a reference to “CoreWeave Compute Acquisition Co. VIII, LLC.”

6. Amendments. On and after the Effective Date, the Lease Agreement shall hereby be amended as follows (collectively, the “Amendments”):

(a) Assignment of ESA. Section 6.6 of the Lease Agreement shall be deemed deleted in its entirety and replaced with: “Intentionally deleted.”

(b) Permitted Transfers. The definition of “Permitted Transfers” and all related uses thereof, including, without limitation, in Article 10, shall be deemed deleted and of no force and effect.

(c) Collateral Assignment. Section 10.3 of the Lease Agreement shall be deemed deleted in its entirety and replaced with:

“Collateral Assignment. Notwithstanding anything to the contrary contained in this Lease, this Lease may be collaterally assigned by Tenant to a financial institution solely in respect of (x) the granting of a security interest in, and/or pledge of, Tenant’s interests in this Lease and/or (y) the exercise of such financial institution’s rights (whether in the manner of a foreclosure or otherwise) with respect to such security interests or pledge.”

7. Representations and Warranties and Covenants. Each of Assignor and Assignee hereby represents and warrants to Landlord as of the date hereof that:

(a) Assignee is a duly formed and validly existing entity that is a wholly-owned subsidiary of Assignor in good standing and qualified to do business in the state in which it was formed and the state in which the Premises are located, and that Assignee has full right and authority to execute, deliver and perform this Agreement and that each person signing on behalf of Assignee is authorized to do so.

(b) This Agreement has been duly and validly authorized, executed and delivered by Assignee and constitutes a legal, valid and binding agreement of Assignee, enforceable against Assignee in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

(c) The execution, delivery and performance of this Agreement do not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the organizational documents of Assignee, any Applicable Law or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which Assignee is a party or may be bound, nor will such execution, delivery and performance violate any order, writ, injunction or decree of any governmental authority to which Assignee is subject; and no consent, approval, authorization, clearance, order, notice, registration, waiver or qualification of or with any governmental authority is required for the consummation by Assignee of the transactions contemplated hereby.

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(d) Assignee will be a creditworthy entity that will have the authority and ability to perform and satisfy its obligations and requirements under this Agreement and the Lease Agreement.

8. Further Assurances. From time to time following the date hereof, and without any further consideration or other payment, each party shall use commercially reasonable efforts to take such further action and execute and deliver such other commercially reasonable instruments of conveyance, assignment, transfer and delivery and execute and deliver such other commercially reasonable documents and take or cause to be taken such other actions as either party reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

9. Successors. This Agreement shall inure to the benefit of and be binding on the parties, and their heirs, successors, assigns and legal representatives. Neither Assignor nor Assignee may assign or transfer part or all of its rights and obligations under the Agreement without the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Assignor or Assignee may assign this Agreement in connection with a Transfer (as defined in the Lease Agreement) permitted under the Lease Agreement.

10. No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Assignor, Assignee and Landlord.

12. Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among any of Assignor, Assignee and Landlord with respect to the subject matter hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts (including by means of portable document format (.PDF)), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by and construed under the laws of the state of in which the Property are located.

15. Release. Subject to the satisfaction of all of the terms and conditions of this Agreement, Landlord hereby acknowledges and agrees that, as of the effective date of the Assignment contemplated under this Agreement, Assignor shall have no further rights or obligations under the Lease Agreement. As such, Landlord hereby releases and forever discharges Assignor from any and all obligations under the Lease Agreement arising from and after the effective date of the Assignment contemplated under this Agreement, and Landlord shall thereinafter look solely to Assignee for the enforcement of all obligations owed to Landlord by Tenant under the Lease Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

ASSIGNOR:

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Its:	Chief Executive Officer

ASSIGNEE:

COREWEAVE COMPUTE ACQUISITION CO. VIII, LLC

By:	/s/ Michael Intrator
Name:	Michael Intrator
Its:	Chief Executive Officer

LANDLORD:

APLD ELN-03 LLC

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Its:	Chief Financial Officer

[Signature Page to Assignment, Assumption and Consent]